SECURITIES AND EXCHANGE COMMISSION

                                   FORM 8-K

                                CURRENT REPORT
        Pursuant to Section 13 or 15(d) of the Securities Act of 1934

       Date of Report (Date of earliest event reported):  July 31, 1997


                              FONAR CORPORATION
__________________________________________________________________
            (Exact name of registrant as specified in its charter)

   Delaware                0-10248                11-2464137
(State or other        (Commission File        (I.R.S. Employer
jurisdiction of        Number)                 Identification No.)
incorporation)


                               110 Marcus Drive
                           Melville, New York 11747
                                (516) 694-2929
__________________________________________________________________
                 (Address, including zip code, and telephone
             number of registrant's principal executive offices)


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Item 2.  Acquisition or Disposition of Assets


Acquisition of New Business

              Effective June 30, 1997, Fonar Corporation's (the "Company" or "Fonar") wholly-owned subsidiary, U.S. Health Management Corporation ("HMC") acquired the business and assets of Raymond V. Damadian, M.D. MR Scanning Centers Management Company ("RVDC"). RVDC is engaged in the business of providing management and other services to 17 diagnostic imaging centers in New York, Florida, Georgia and other locations (the "Centers"). The transaction was effectuated by HMC purchasing all of the issued and outstanding shares of the Common Stock of RVDC from Raymond V. Damadian, M.D., the sole stockholder of RVDC, pursuant to a stock purchase agreement dated July 31, 1997 (the "Stock Purchase Agreement"). The transaction can be rescinded by Dr. Damadian if the judgment against General Electric Company for patent infringement is reversed, in the event of the bankruptcy of Fonar or if there is a change of control in Fonar. In connection with the transaction, Fonar has granted RVDC nonexclusive royalty free licenses to its patents and software. The licenses may be terminated by Fonar in the event of the bankruptcy of RVDC or a change in control of RVDC. Dr. Damadian is the founder, principal stockholder, Chairman of the Board, President and Chief Executive Officer of Fonar.

Consideration

              Pursuant to the terms of the Stock Purchase Agreement, Dr. Damadian will receive 10,000 shares of the Common Stock of Fonar.

U.S. Health Management Corporation's Reasons for Acquisitions

              U.S. Health Management Corporation ("HMC") was formed in March 1997 as a subsidiary by the Company in order to enable the Company to expand into the physician practice management (PPM) business. The shares of Fonar Common Stock issued to Dr. Damadian were provided to HMC by Fonar for the purpose of enabling HMC to purchase the stock of RVDC. Previously, HMC had acquired a group of companies engaged in the business of managing multi-specialty medical practices in New York.


Item 7.  Financial Statements and Exhibits

Financial Statements

              The financial statement required by this item will be filed no later than October 15, 1997.

Exhibits

              2.1  Stock Purchase Agreement dated July 31, 1997.

                                SIGNATURES


              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  FONAR CORPORATION
                                  (Registrant)


                                  By:  /s/ Raymond V. Damadian
                                       Raymond V. Damadian
                                       President and Chairman

Dated:  August 14, 1997